EXHIBIT 11
                                                                     Page 1 of 3


                      E'TOWN CORPORATION AND SUBSIDIARIES
             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS


                                                          Three Months Ended
                                                               June 30,
                                                         1994           1993

                                                       _________      _________
PRIMARY

_______
 EARNINGS
  Income Before Preferred Stock
   Dividends of Subsidiary                           $ 3,167,948    $ 3,699,094
  Deduct: Preferred Stock Dividends                      203,250        262,500

                                                     ___________    ___________
  Net Income Available for
   Common Stock                                      $ 2,964,698    $ 3,436,594

                                                     ___________    ___________

                                                     ___________    ___________
 SHARES
  Weighted Average Number of
   Common Shares Outstanding                           6,033,057      5,230,289
  Assuming Exercise of Options
   Reduced by the Number of Shares
   Which Could Have Been Purchased
   With the Proceeds From Exercise
   of Such Options                                         3,326          6,308

                                                     ___________    ___________
  Weighted Average Number of Common
   Shares Outstanding as Adjusted                      6,036,383      5,236,597

                                                     ___________    ___________

                                                     ___________    ___________
Primary Earnings
 Per Share of Common Stock                           $      0.49    $      0.66

                                                     ___________    ___________

                                                     ___________    ___________
ASSUMING FULL DILUTION

______________________
 EARNINGS
  Income Before Preferred Stock
   Dividends of Subsidiary                             3,167,948      3,699,094
  Deduct: Preferred Stock Dividends                      203,250        262,500
  Add: After Tax Interest Expense
   Applicable to 6 3/4% Convertible
   Subordinated Debentures                               137,991        139,564

                                                     ___________    ___________
   Adjusted Net Income                               $ 3,102,689    $ 3,576,158

                                                     ___________    ___________

                                                     ___________    ___________
 SHARES
  Weighted Average Number of
   Common Shares Outstanding                           6,033,057      5,230,289
  Assuming Exercise of Options
   Reduced by the Number of Shares
   Which Could Have Been Purchased
   With the Proceeds From Exercise
   of Such Options                                         3,326          6,308
  Assuming Conversion of 6 3/4%
   Convertible Subordinated
   Debentures (a)                                        310,595        314,132

                                                     ___________    ___________
  Weighted Average Number of Common
   Shares Outstanding as Adjusted                      6,346,978      5,550,729

                                                     ___________    ___________

                                                     ___________    ___________
Fully Diluted Earnings
 Per Share of Common Stock                           $      0.49    $      0.64

                                                     ___________    ___________

                                                     ___________    ___________









(a) Convertible at $40 per share.











                                                                     EXHIBIT 11
                                                                     Page 2 of 3


                      E'TOWN CORPORATION AND SUBSIDIARIES
             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS


                                                           Six Months Ended
                                                               June 30,
                                                         1994           1993

                                                       _________      _________
PRIMARY

_______
 EARNINGS
  Income Before Preferred Stock
   Dividends of Subsidiary                           $ 5,953,928    $ 6,041,505
  Deduct: Preferred Stock Dividends                      452,517        525,000

                                                     ___________    ___________
  Net Income Available for
   Common Stock                                      $ 5,501,411    $ 5,516,505

                                                     ___________    ___________

                                                     ___________    ___________
 SHARES
  Weighted Average Number of
   Common Shares Outstanding                           5,855,997      5,062,768
  Assuming Exercise of Options
   Reduced by the Number of Shares
   Which Could Have Been Purchased
   With the Proceeds From Exercise
   of Such Options                                         4,813          5,553

                                                     ___________    ___________
  Weighted Average Number of Common
   Shares Outstanding as Adjusted                      5,860,810      5,068,321

                                                     ___________    ___________

                                                     ___________    ___________
Primary Earnings
 Per Share of Common Stock                           $      0.94    $      1.09

                                                     ___________    ___________

                                                     ___________    ___________
ASSUMING FULL DILUTION

______________________
 EARNINGS
  Income Before Preferred Stock
   Dividends of Subsidiary                             5,953,928      6,041,505
  Deduct: Preferred Stock Dividends                      452,517        525,000
  Add: After Tax Interest Expense
   Applicable to 6 3/4% Convertible
   Subordinated Debentures                               274,650        278,283

                                                     ___________    ___________
   Adjusted Net Income                               $ 5,776,061    $ 5,794,788

                                                     ___________    ___________

                                                     ___________    ___________
 SHARES
  Weighted Average Number of
   Common Shares Outstanding                           5,855,997      5,062,768
  Assuming Exercise of Options
   Reduced by the Number of Shares
   Which Could Have Been Purchased
   With the Proceeds From Exercise
   of Such Options                                         4,813          5,553
  Assuming Conversion of 6 3/4%
   Convertible Subordinated
   Debentures (a)                                        310,803        314,914

                                                     ___________    ___________
  Weighted Average Number of Common
   Shares Outstanding as Adjusted                      6,171,613      5,383,235

                                                     ___________    ___________

                                                     ___________    ___________
Fully Diluted Earnings
 Per Share of Common Stock                           $      0.94    $      1.08

                                                     ___________    ___________

                                                     ___________    ___________

(a) Convertible at $40 per share.






                                                                     EXHIBIT 11
                                                                     Page 3 of 3


                      E'TOWN CORPORATION AND SUBSIDIARIES
             STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS


                                                         Twelve Months Ended
                                                               June 30,
                                                         1994           1993

                                                       _________      _________
PRIMARY

_______
 EARNINGS
  Income Before Preferred Stock
   Dividends of Subsidiary                           $14,792,251    $12,260,734
  Deduct: Preferred Stock Dividends                      977,517      1,050,000

                                                     ___________    ___________
  Net Income Available for
   Common Stock                                      $13,814,734    $11,210,734

                                                     ___________    ___________

                                                     ___________    ___________
 SHARES
  Weighted Average Number of
   Common Shares Outstanding                           5,723,996      4,940,411
  Assuming Exercise of Options
   Reduced by the Number of Shares
   Which Could Have Been Purchased
   With the Proceeds From Exercise
   of Such Options                                         6,930          4,419

                                                     ___________    ___________
  Weighted Average Number of Common
   Shares Outstanding as Adjusted                      5,730,926      4,944,830

                                                     ___________    ___________

                                                     ___________    ___________
Primary Earnings
 Per Share of Common Stock                           $      2.41    $      2.27

                                                     ___________    ___________

                                                     ___________    ___________
ASSUMING FULL DILUTION

______________________
 EARNINGS
  Income Before Preferred Stock
   Dividends of Subsidiary                            14,792,251     12,260,734
  Deduct: Preferred Stock Dividends                      977,517      1,050,000
  Add: After Tax Interest Expense
   Applicable to 6 3/4% Convertible
   Subordinated Debentures                               551,427        565,951

                                                     ___________    ___________
   Adjusted Net Income                               $14,366,161    $11,776,685

                                                     ___________    ___________

                                                     ___________    ___________
 SHARES
  Weighted Average Number of
   Common Shares Outstanding                           5,723,996      4,940,411
  Assuming Exercise of Options
   Reduced by the Number of Shares
   Which Could Have Been Purchased
   With the Proceeds From Exercise
   of Such Options                                         6,930          4,419
  Assuming Conversion of 6 3/4%
   Convertible Subordinated
   Debentures (a)                                        311,831        317,592

                                                     ___________    ___________
  Weighted Average Number of Common
   Shares Outstanding as Adjusted                      6,042,757      5,262,422

                                                     ___________    ___________

                                                     ___________    ___________
Fully Diluted Earnings
 Per Share of Common Stock                           $      2.38    $      2.24

                                                     ___________    ___________

                                                     ___________    ___________

(a) Convertible at $40 per share.